EXHIBIT 10.2

EXECUTION COPY

DEALER MANAGER AND SOLICITATION AGENT AGREEMENT

April 6, 2004

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

1. Offer to Purchase and Consent Solicitation. ON Semiconductor Corporation, a Delaware corporation (the “Company”), plans to make a tender offer (such tender offer, as it may be amended and supplemented, the “Tender Offer”) to purchase all of the outstanding 12% Senior Subordinated Notes due 2009 co-issued by the Company and Semiconductor Components Industries, LLC (the “Notes”), on the terms and subject to the conditions set forth in an offer to purchase and consent solicitation statement (as the same may be amended or supplemented, the “Offer to Purchase”). Simultaneously with the Tender Offer, the Company will solicit (the “Solicitation”) consents (the “Consents”) from the holders of the Notes to certain amendments (the “Proposed Amendments”) to the indenture (the “Indenture”) pursuant to which such Notes were issued. The Tender Offer and the Solicitation will be on the terms and subject to the conditions set forth in the Offer to Purchase, attached hereto as Exhibit A. The Offer to Purchase, the related cover letters and any other documents, materials or filings (including press releases or other communications as approved in writing by the Company), relating to the Tender Offer and the Solicitation to be used or made by the Company in connection with the Tender Offer and the Solicitation, including, but not limited to, any materials hereafter incorporated by reference therein, to be distributed to holders of the Notes as contemplated by the Offer to Purchase, and in each case as amended or supplemented from time to time, are referred to herein collectively as the “Tender Offer and Solicitation Material.”

2. Engagement as Dealer Manager and Solicitation Agent. (a) The Company hereby engages Morgan Stanley & Co. Incorporated as Dealer Manager and Solicitation Agent (the “Dealer Manager”) in connection with the Tender Offer and the Solicitation. As Dealer Manager, you agree, in accordance with your customary practice, to perform in connection with the Tender Offer and the Solicitation those services that are customarily performed by investment banking concerns in connection with similar tender offers and consent solicitations, including the solicitation of tenders and Consents pursuant to the terms of the Tender Offer and the Solicitation. The performance by you of such services hereunder shall commence on the date of the mailing (the “Commencement Date”) of the Offer to Purchase and related cover letters and documents to each holder of record of the Notes.

(b) You have been engaged to act as Dealer Manager in connection with the Tender Offer and the Solicitation and, in such capacity, you shall act as an independent contractor, not as an agent, with duties owed solely to the Company. In connection with the solicitation of tenders and Consents, no broker, dealer, commercial bank, trust company or other nominee is to be deemed to be acting as your agent or as agent of the Company, and you shall not be deemed to be an agent of the Company, any broker, dealer, commercial bank, trust company or other nominee or any other person. The Company expressly acknowledges that all opinions and advice (written or oral) given by you to the Company in connection with your engagement are intended solely for the benefit and use of the Company (including its management, directors and attorneys) in considering the transactions to which such opinions or advice relate.

3. The Tender Offer and Solicitation Material. (a) The Company agrees to furnish you, at its own expense, with as many copies as you may reasonably request of the Offer to Purchase and any amendments or supplements thereto and any other Tender Offer and Solicitation Material to be used by the Company in connection with the Tender Offer and the Solicitation.

(b) The Company agrees that, at a reasonable time prior to using any Tender Offer and Solicitation Material, the Company will furnish to you a reasonable number of copies of such material and will give reasonable consideration to your and your counsel’s comments, if any, thereon.

(c) Prior to and during the period of the Tender Offer and the Solicitation, the Company shall inform you promptly after it receives notice or becomes aware of the happening of any event, or the discovery of any fact, that would require the making of any change in any Tender Offer and Solicitation Material then being used so that the Tender Offer and Solicitation Material would not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, or would affect the truth or completeness of any representation or warranty contained in this Agreement if such representation or warranty were being made immediately after the happening of such event or the discovery of such fact.

(d) The Dealer Manager hereby agrees that, without the prior consent of the Company (which consent the Company agrees will not be unreasonably withheld), the Dealer Manager will not hereafter publicly disseminate any written materials to holders of Notes for or in connection with the solicitation of tenders of Notes pursuant to the Tender Offer or the Solicitation of Consents, other than the Tender Offer and Solicitation Material.

4. Withdrawal. In the event that:

(a) the Company uses or permits the use the Tender Offer and Solicitation Material or any amendment or supplement thereto and such document (i) has not been submitted to you previously for your and your counsel’s comments or (ii) has been so submitted, and you or your counsel have made comments that have not been reflected in a manner reasonably satisfactory to you and your counsel;

(b) the Company shall have breached, in any material respect, any of its representations, warranties, agreements or covenants herein;

(c) the Tender Offer and the Solicitation are terminated or withdrawn for any reason or any stop order, restraining order, injunction or denial of an application for approval has been issued and not thereafter stayed or vacated with respect to, or any proceeding, litigation or investigation has been initiated that is reasonably likely to have a material adverse effect on the Company’s ability to carry out the Tender Offer and the Solicitation, the purchase of the Notes pursuant thereto, the performance of this Agreement, or the execution, delivery and performance of the indenture supplement with respect to the Indenture to effect the Proposed Amendments (the “Supplemental Indenture”); or

(d) you shall not have received (i) on the Commencement Date the opinion of counsel described in Section 9(a) hereof and (ii) on the Settlement Date (as defined in the Offer to Purchase), certificates of executive officers of the Company as described in Section 9(b) hereof, then you shall be entitled to withdraw as Dealer Manager in connection with the Tender Offer and the Solicitation without any liability or penalty to you or any other Indemnified Person (as defined in Section 11 below) and without loss of any right to indemnification or contribution provided in Section 11 or right to the payment of all fees and expenses payable pursuant to Sections 5 and 6 that have accrued to the date of such withdrawal, which expenses shall be paid promptly after the date of such withdrawal. In the event of any such withdrawal by you as the Dealer Manager, for purposes of determining the fees payable pursuant to Section 5, the principal amount of Notes tendered (and not subsequently withdrawn) pursuant to the Tender Offer as of the close of business on the date of such withdrawal that are thereafter acquired by the Company pursuant to the Tender Offer shall be deemed to have been acquired as of the date of such withdrawal, and such fees accrued through the date of such withdrawal shall be paid to you promptly after such date.

5. Fees. As compensation for your services hereunder, the Company agrees to pay to you a fee of 0.25% for each $1,000 in principal amount of Notes acquired by the Company pursuant to the Tender Offer. Such fee will be payable upon expiration of the Tender Offer, but only with respect to Notes acquired pursuant to such Tender Offer.

6. Expenses. In addition to your compensation for your services as Dealer Manager, the Company shall (a) reimburse brokers and dealers (including yourself), commercial banks, trust companies and other nominees for their customary mailing and handling expenses incurred in forwarding the Tender Offer and Solicitation Material to their customers, (b) pay all expenses relating to the preparation, filing (if any), printing, mailing and publishing of the Tender Offer and Solicitation Material, the Supplemental Indenture and any other material prepared in connection with the Tender Offer and the Solicitation, relating to the Tender Offer and the Solicitation, the fees and expenses of the Depositary and the Information Agent (each as defined in Section 7 below) and all other fees and expenses incurred by the Company or any of its affiliates in connection with the Tender Offer and the Solicitation and (c) reimburse you for all reasonable out-of-pocket expenses incurred by you in connection with your services as Dealer Manger including, but not limited to, the reasonable legal fees and disbursements of your legal counsel incurred in connection with the Tender Offer and the Solicitation and the preparation of this Agreement and the Supplemental Indenture (which fees and expenses will be paid directly to such counsel); provided that such out-of-pocket expenses shall not exceed $50,000 unless otherwise agreed to by the Company and the Dealer Manager. All payments to be made pursuant to this Section 6 shall be made promptly after the expiration or termination of the

Tender Offer and the Solicitation (or when required pursuant to Section 4). The Company shall perform its obligations as set forth in this Section 6 whether or not the Tender Offer and the Solicitation are commenced or the Company or any of its subsidiaries or affiliates acquires any Notes pursuant to the Tender Offer or otherwise or receives any Consents pursuant to the Solicitation or otherwise.

7. Securities Lists; Depositary; Information Agent. (a) The Company shall provide you or cause the Trustee under the Indenture and The Depository Trust Company (“DTC”) to provide you with copies of the records or other lists showing the names and addresses of, and principal amounts of Notes held by, the holders of Notes as of a recent date and shall, from and after such date, use its best efforts to cause you to be advised from day to day during the pendency of the Tender Offer and the Solicitation of all transfers of Notes, such notification consisting of the name and address of the transferor and transferee of any Notes and the date of such transfer.

(b) The Company has appointed and authorizes you to communicate with U.S. Bank National Association, in its capacity as depositary (the “Depositary”), in connection with the Tender Offer and the Solicitation. The Company will instruct the Depositary to advise you at least daily as to such matters relating to the Tender Offer and the Solicitation as you may reasonably request and to furnish you with any written reports concerning any such information as you may reasonably request.

(c) The Company will arrange for Georgeson Shareholder Communications Inc. to serve as information agent (the “Information Agent”) in connection with the Tender Offer and the Solicitation and, as such, to advise you as to such matters relating to the Tender Offer and the Solicitation as you may reasonably request and to furnish you with any written reports concerning any such information as you may reasonably request.

8. Representations and Warranties and Certain Agreements. The Company represents and warrants to you, and agrees with you, as follows:

(a) (i) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Offer to Purchase and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(ii) Each subsidiary of the Company has been duly incorporated or otherwise organized, is validly existing as a corporation, limited liability company or similar entity in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be, has all power and authority necessary to own its property and to conduct its business as described in the Offer to Purchase and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(b) The Tender Offer and the Solicitation and all other actions by the Company contemplated in the Tender Offer and Solicitation Material have been duly and validly authorized by all necessary corporate action by the Company.

(c) This Agreement has been duly authorized, executed and delivered by the Company.

(d) A complete and correct copy of the Tender Offer and Solicitation Material has been furnished to you or will be furnished to you no later than the Commencement Date. The Tender Offer and Solicitation Material, as amended and supplemented from time to time, will comply in all material respects with the provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated by the Securities and Exchange Commission (the “Commission”) thereunder. None of the Tender Offer and Solicitation Material contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading; provided, however, that no representation or warranty is made with respect to any statement contained in, or any matter omitted from, the Tender Offer and Solicitation Material in reliance upon and in conformity with information furnished in writing by you to the Company expressly for use therein.

(e) The Tender Offer and the Solicitation, the purchase of Notes pursuant to the Tender Offer, the execution, delivery and performance of the Supplemental Indenture with respect to the Notes and all other actions by the Company contemplated in the Tender Offer and Solicitation Material, and the execution, delivery and performance of, and the consummation by the Company of the transactions contemplated in, this Agreement, comply and, in the case of the Supplemental Indenture, will comply in all material respects with all applicable requirements of the Exchange Act, the Trust Indenture Act of 1939, as amended (the “TIA”), applicable state securities or “blue sky” laws, and other applicable laws, and all applicable rules and regulations of the Commission or any Other Agency (as defined below) (including, but not limited to, Sections 10 and 14 of the Exchange Act and Rules 10b-5, 14a-9, 14e-1, 14e-2 and 14e-3 thereunder). The commencement and consummation by the Company of the Tender Offer and the Solicitation and the other transactions by the Company contemplated in the Tender Offer and Solicitation Material and this Agreement do not and will not require any consent, authorization, approval, order, exemption or other action of, or filing with or notification to, the Commission or any other Federal or other governmental agency, authority or instrumentality (each an “Other Agency”), including, but not limited to, any filing of the Supplemental Indenture under the TIA, except filings required to be made by the Company after the Settlement Date and except where the failure to obtain such consent, authorization, approval, order, exemption or filing would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(f) The Tender Offer and the Solicitation, the purchase of Notes pursuant to the Tender Offer and all other actions by the Company contemplated in the Tender Offer and

Solicitation Material, and the execution, delivery and performance of this Agreement, do not and will not (i) violate the certificate of incorporation, by-laws or other organizational documents of the Company or any of its subsidiaries, (ii) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or, to the extent not included in subclause (iii) of this paragraph, any agreement or instrument to which the Company or any other such subsidiary is a party or by which the Company or any other such subsidiary is bound or to which any of the properties of the Company or any subsidiary is subject, except in each case set forth in this clause (ii) for such breaches, violations or defaults that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or (iii) result in a breach or violation of any of the terms and provisions of, or constitute a default under any agreement or instrument governing material indebtedness of the Company or subsidiary of the Company.

(g) Neither the Company nor any of its subsidiaries is an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the “Investment Company Act”); and neither the Company nor any of its subsidiaries is and, upon the consummation of the Tender Offer and Consent Solicitation as described in the Offer to Purchase, will be an “investment company” as defined in the Investment Company Act.

(h) Any document filed pursuant to the Exchange Act and incorporated by reference in the Tender Offer and Solicitation Material, subsequent to the date of this Agreement and prior to or on the Settlement Date, when so filed or becoming effective, as the case may be, shall comply in all material respects with the requirements of the Exchange Act, as applicable, and the rules and regulations thereunder.

(i) PricewaterhouseCoopers LLP are independent certified public accountants with respect to the Company as required by the Securities Act and the rules and regulations of the Commission thereunder.

(j) The financial statements included in the Offer to Purchase present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown and, except as disclosed in the Offer to Purchase, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis.

(k) Except as disclosed in the Offer to Purchase, since the date of the latest audited financial statements included in the Offer to Purchase, there has been no material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise) or in the earnings, business or operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Offer to Purchase, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(l) No stop order, restraining order, injunction or denial of an application for approval has been issued, and no proceedings, litigation or investigations have been initiated or threatened, by or before the Commission or any Other Agency (including any court) of the United States or the State of New York with respect to the commencement or consummation of either the Tender Offer or the Solicitation or the execution, delivery or performance of this Agreement.

(m) No stop order, restraining order, injunction or denial of an application for approval has been issued, and except as disclosed in the Offer to Purchase, there is no pending action, suit or proceeding against or affecting the Company, any of its subsidiaries or any of their respective properties that, individually or in the aggregate, is reasonably likely to result in a material adverse effect on the Company and its subsidiaries, taken as a whole, or would materially and adversely affect the ability of the Company and its subsidiaries to perform their obligations under this Agreement or to consummate the transactions contemplated by the Offer to Purchase; and, to the Company’s knowledge, there is no such action, suit or proceeding threatened.

(n) The Supplemental Indenture may be entered into upon the consent of holders of a majority of the outstanding principal amount of such Notes (the “Requisite Consents”), pursuant to the provisions of the Indenture under which such Notes were issued. Upon the execution and delivery of such Supplemental Indenture, and on the Settlement Date, such Supplemental Indenture will have been duly and validly authorized, executed and delivered by the Company and will be a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity.

(o) The Proposed Amendments set forth in the Supplemental Indenture when executed and delivered will conform, in all material respects to the description thereof in the Tender Offer and Solicitation Material.

(p) On or prior to the Commencement Date, the Company will have made appropriate arrangements, to the extent applicable, with DTC or any other “qualified” securities depository to allow for the book-entry movement of the tendered Notes between depository participants and the Depositary.

(q) Pursuant to the Escrow Agreement dated April 6, 2004, the Company will cause sufficient funds to be available to it and will have sufficient authority to use such funds under applicable law, to enable it to pay for the Notes and Consents in accordance with the terms and conditions set forth in the Tender Offer and Solicitation Material.

(r) Each of the representations and warranties set forth in this Agreement will be true and correct on and as of the Commencement Date, as of the date of any publication and/or distribution of the Tender Offer Material and on and as of the Settlement Date.

(s) The Solicitation does not require registration under the Securities Act.

9. Opinions of Counsel; Officers Certificates. (a) On the Commencement Date, the Company will deliver to you an opinion of Cleary, Gottlieb, Steen & Hamilton, special counsel to the Company, substantially in the form set forth in Exhibit B attached hereto.

(b) As of the date of any publication and/or distribution of the Tender Offer Material after the date hereof and on the Settlement Date, the Company will deliver to you certificates of executive officers of the Company dated as of the date of such publication and/or distribution or the Settlement Date, as applicable, to the effect that all the representations and warranties of the Company contained herein are true and correct as though expressly made at such time and that the Company has performed in all material respects all obligations hereunder theretofore required to be performed.

10. Covenants. The Company agrees:

(a) to advise you promptly of (i) the occurrence of any event that could cause the Company to withdraw or terminate the Tender Offer or Solicitation or would permit the Company to exercise any right not to purchase the Notes tendered pursuant to the Tender Offer or pay for the Consents, (ii) any proposal or requirement to amend or supplement any Tender Offer and Solicitation Material and (iii) the issuance of any stop order, restraining order, injunction or denial of an application for approval or any other action by the Commission or any Other Agency concerning the Tender Offer or the Solicitation (and, if in writing, to furnish you a copy thereof);

(b) to provide to you promptly any other information relating to the Tender Offer or the Solicitation that you may from time to time reasonably request;

(c) that, if any event occurs or condition exists as a result of which the Tender Offer and Solicitation Material would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances when the Tender Offer and Solicitation Material is distributed to a holder of Notes, not misleading, or if, in the opinion of the Dealer Manager or the Company, it is necessary at any time to amend or supplement the Tender Offer and Solicitation Material to comply with applicable law, the Company shall promptly notify the Dealer Manager, prepare an amendment or supplement to the Tender Offer and Solicitation Material that will correct such statement or omission or effect such compliance, and supply such amended or supplemented Tender Offer and Solicitation Material to the Dealer Manager; and

(d) to pay promptly (i) the full purchase price for the Notes for which the Company makes the Tender Offer and will be required to purchase pursuant to the Tender Offer, and (ii) the full payment for Consents for which it will be required to pay pursuant to the Solicitation, in each case in accordance with the terms and conditions set forth in the Tender Offer and Solicitation Material.

11. Indemnification and Contribution; Settlement of Litigation; Release. (a) The Company hereby agrees to indemnify, defend and hold harmless you and your affiliates and your and their respective officers, directors, employees and agents, and each other person, if any, controlling you or any of your affiliates (you and each such affiliate, officer, director, employee, agent and other person being an “Indemnified Person”), from and against any losses, claims, damages, liabilities and expenses whatsoever (each a “Loss” and collectively the “Losses”), and will reimburse each Indemnified Person for all expenses reasonably incurred (including fees and expenses of counsel) as they are incurred in connection with investigating, preparing, pursuing or defending any Loss, action, claim, suit, investigation or proceeding (whether or not pending or threatened and whether or not any Indemnified Person is a party), in each case related to, arising out of or in connection with (i) any untrue statement or alleged untrue statement of a material fact in the Tender Offer and Solicitation Material or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) the Tender Offer and the Solicitation, (iii) the purchase of Notes pursuant to the Tender Offer and the payment for Consents pursuant to the Solicitation, (iv) the execution of the Supplemental Indenture with respect to the Notes, (v) all other actions contemplated in the Tender Offer and Solicitation Material with respect to the Tender Offer and the Solicitation, (vi) any breach by the Company of any representation or warranty or failure to comply with any of the covenants or the agreements contained herein, (vii) any advice or services rendered or to be rendered by an Indemnified Person pursuant to or in connection with this Agreement or (viii) any withdrawal or termination by the Company of, or failure by the Company to commence or consummate, the Tender Offer and the Solicitation. The Company shall not, however, be required so to indemnify any Indemnified Person for any Losses (or expenses relating thereto) to the extent that such Losses (or expenses relating thereto) are finally judicially determined by a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnified Person. The Company also acknowledges and agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Company or any other person for any act or omission on the part of any broker or dealer in securities or any commercial bank, trust company or other nominee and that no Indemnified Person shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Company or any other person for any losses, claims, damages, liabilities or expenses arising from or in connection with any act or omission in performing your obligations hereunder or otherwise in connection with the Tender Offer and the Solicitation, the purchase of Notes pursuant to the Tender Offer and the payment for Consents pursuant to the Solicitation, the execution, delivery and performance of the Supplemental Indenture or any other action contemplated in the Tender Offer and Solicitation Material, except to the extent that any such losses, claims, damages, liabilities or expenses are finally judicially determined by a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnified Person.

(b) If a claim is made against any Indemnified Person as to which such Indemnified Person may seek indemnity under this Section 11, such Indemnified Person shall notify the Company promptly after any written assertion of such claim threatening to institute an action or proceeding with respect thereto and shall notify the Company promptly of any action commenced against such Indemnified Person within a reasonable time after such Indemnified Person shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Failure so to notify the Company shall not, however, relieve the Company from any liability which it may have on account of the indemnity under this Section 11 if it has not been prejudiced in any material respect by such failure. The Company, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Company may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Indemnified Person and representation of either party by the same counsel, in the judgment of the Dealer Manager, would be inappropriate because of actual or potential differing interests between them. It is understood that the Company shall not, in connection with any litigation or proceeding or related litigation or proceeding in the same jurisdiction, be liable under clause (ii) of the preceding sentence for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons that do not have actual or potential differing interests as among themselves, and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Dealer Manager.

(c) The Company shall not, without your prior written consent, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, claim, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party thereto) unless such settlement, compromise, consent or termination (i) includes an unconditional release of each Indemnified Person from any liabilities arising out of such action, claim, suit or proceeding and (ii) does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of, an Indemnified Person. No Indemnified Person seeking indemnification, reimbursement or contribution under this Agreement will, without the prior written consent of the Company, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, claim, suit, investigation or proceeding referred to in the preceding paragraph.

(d) If the indemnification provided for in the foregoing paragraphs of this Section 11 is judicially determined to be unavailable (other than in accordance with the terms hereof) to an Indemnified Person or insufficient in respect of any Losses referred to therein, then, in lieu of indemnifying such Indemnified Person hereunder, the Company shall contribute to the amount paid or payable by such Indemnified Person as a result of such Losses (and expenses relating thereto) (i) in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and to the Dealer Manager, on the other hand, of the Tender Offer and the Solicitation or (ii) if the allocation provided by the preceding clause (i) is not available, in such proportion as is appropriate to reflect not only the relative benefits referred to in such clause (i) but also the relative fault of the Company, on the one hand, and of the Dealer Manger, on the other hand, in connection with any matter that has resulted in such Losses, as well as any other relevant equitable considerations; provided, however, in no event shall your aggregate portion of the amount paid or payable exceed the aggregate amount of fees actually received by you under this Agreement. For the purposes of this Section 11, the relative benefits to the Company, on the one hand, and to the Dealer Manager, on the other hand, of the Tender Offer and the Solicitation shall be deemed to be in the same proportion as the total value paid or contemplated to be paid or received or contemplated to be received by the Company in the transactions that are the subject of the Tender Offer and Solicitation Material, whether or not any such transaction is consummated, bears to the aggregate fees paid or to be paid to the Dealer Manager under this Agreement. The relative fault of the Company, on the one hand, and of the

Dealer Manager, on the other hand, (x) in the case of any untrue statement of a material fact or omission or alleged omission to state a material fact, shall be determined by reference to, among other things, whether the untrue statement or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the Dealer Manager, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and (y) in the case of any other action or omission, shall be determined by reference to, among other things, whether such action or omission was taken or omitted to be taken by the Company or its affiliates or by the Dealer Manager, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action or omission.

(e) The Company and the Dealer Manager agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the Losses referred to in this Section 11 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Agreement, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) The remedies provided for in this Agreement are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

(g) The reimbursement, indemnity and contribution obligations of the Company provided for in this Agreement shall be in addition to any liability which the Company may otherwise have and shall be binding upon and shall inure to the benefit of any successors, assigns, heirs and personal representatives of the Company and the Dealer Manager and any other Indemnified Persons.

12. Full Force and Effect. The provisions of Sections 8, 11, 13, 19, 20 and 25 hereof shall apply to the Tender Offer and Solicitation Material and any modification thereof and shall remain operative and in full force and effect regardless of (i) any failure to commence, or the withdrawal, termination, expiration or consummation of, the Tender Offer and the Solicitation or the termination or assignment of this Agreement, (ii) any investigation made by or on behalf of any Indemnified Person, (iii) any withdrawal by you pursuant to Section 4 or otherwise and (iv) the completion of your services hereunder.

13. Confidentiality. Any advice or opinions provided by you will not be disclosed or referred to publicly or to any third party (other than to attorneys and accountants of the Company who agree to keep such advice or opinions confidential) except in accordance with your prior written consent or as may be required by applicable laws. The Company agrees that any reference to you in the Tender Offer and Solicitation Material, or in any other release or communication relating to the Tender Offer or the Solicitation, is subject to your prior written approval.

14. Trading Activities. The Company acknowledges that you are a full service securities firm engaged in securities trading and brokerage activities, as well as providing investment banking and financial advisory services. In the ordinary course of your trading and brokerage activities, any of you or your affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for your or its own account or the accounts of customers, in debt or equity securities of the Company or any other company that may be involved in the Tender Offer and the Solicitation.

15. Termination. This Agreement may be terminated upon the earlier of (a) the expiration, withdrawal or termination of the Tender Offer, (b) the date of the Dealer Manager’s withdrawal pursuant to Section 4 of this Agreement or (c) the time and date at which this Agreement is terminated by the mutual consent of the parties hereto. Notwithstanding the termination of the Agreement pursuant to this Section 15, the right to compensation and reimbursement pursuant to the provisions of Sections 5 and 6 of this Agreement, accrued prior to the date of such termination, and the indemnity and the other provisions set forth in Sections 11 and 12 hereof will remain operative.

16. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the agreements contained herein is not affected in any manner adverse to any party.

17. Counterparts. This Agreement may be executed in one or more separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

18. Binding Effect. This Agreement, including any right to indemnity or contribution hereunder, shall inure to the benefit of and be binding upon the Company, you and the other Indemnified Persons, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy.

19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed in and to be performed in that State.

20. CONSENT TO JURISDICTION. THE COMPANY HEREBY (A) SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY WITH RESPECT TO ANY ACTIONS AND PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, (B) AGREES THAT ALL CLAIMS WITH RESPECT TO SUCH ACTIONS OR PROCEEDINGS MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT, (C) WAIVES THE DEFENSE OF AN INCONVENIENT FORUM AND (D) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

21. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

22. Amendment. This Agreement may not be amended or waived except in writing signed by each party to be bound thereby.

23. Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed by certified or registered mail with postage prepaid, (c) sent by next-day or overnight mail or delivery or (d) sent by telecopy or telegram, as follows:

(a)	If to you:

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Telecopy No.: (212) 761-0366

Attention: Legal Department

with a copy to:

Telecopy No.: (212) 507-2407

Attention: Michael Fusco

(b)	If to the Company:

ON Semiconductor Corporation

5005 E. McDowell Road

Phoenix, AZ 85008

Telecopy No.: (602) 244-5601

Attention: Sonny Cave

or, in each case, at such other address as may be specified in writing to the other parties hereto.

All such notices, requests, demands, waivers and other communications shall be deemed to have been received (w) if by person delivery on the day after such delivery, (x) if by certified or registered mail, on the seventh business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, (z) if by telecopy, on the next day following the day on which such telecopy was sent, provided that a copy is also sent by certified or registered mail.

24. Subheadings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

25. WAIVER OF JURY TRIAL. YOU, ON THE ONE HAND, AND THE COMPANY (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY LAW, ON BEHALF OF ITS STOCKHOLDERS), ON THE OTHER HAND, WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, CLAIM, SUIT OR PROCEEDING WITH RESPECT TO YOUR ENGAGEMENT AS DEALER MANAGER OR YOUR ROLE IN CONNECTION HEREWITH.

[Rest of Page Intentionally Left Blank]

Please indicate your willingness to act as Dealer Manager on the terms set forth herein and your acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to us a copy of this Agreement, whereupon this Agreement and your acceptance shall constitute a binding agreement between us.

Very truly yours,

ON SEMICONDUCTOR CORPORATION

By:	/s/ DONALD COLVIN
Name:	Donald Colvin
Title:	Senior Vice President, Chief Financial Officer and Treasurer

Accepted and agreed as of the date first above written:

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ MICHAEL FUSCO
Name:	Michael Fusco
Title:	Executive Director

Exhibit A

Offer to Purchase

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Exhibit B

Form of Opinion

a. Each of the Company, the Malaysia Sub, the Czech Sub, the China Sub and the Puerto Rico Sub is validly existing as a corporation in good standing under the laws of the State of Delaware, and each of SCI LLC and SCGID LLC is validly existing as a limited liability company in good standing under the laws of the State of Delaware.

b. The Company has corporate power to own its properties and conduct its business as described in the Offer to Purchase and the documents incorporated by reference therein, and the Company has corporate power to commence and consummate the Tender Offer and Consent Solicitation in the manner contemplated by the Offer to Purchase, enter into the Dealer Manager Agreement and perform its obligations under the Dealer Manager Agreement.

c. The execution and delivery of the Dealer Manager Agreement and the commencement and consummation of the Tender Offer and Consent Solicitation in the manner contemplated by the Offer to Purchase have been duly authorized by all necessary corporate action of the Company, and the Dealer Manager Agreement has been duly executed and delivered by the Company.

d. The statements set forth under the heading “Certain Material U.S. Income Tax Consequences” in the Offer to Purchase, insofar as such statements purport to summarize certain federal income tax laws of the United States, constitute a fair summary of the principal U.S. federal income tax consequences of the Tender Offer and Consent Solicitation.

e. The commencement and consummation by the Company of the Tender Offer and Consent Solicitation in the manner contemplated by the Offer to Purchase and the performance by the Company of the obligations contemplated by the Offer to Purchase and the Dealer Manager Agreement do not and will not (a) require any notice to or any filing, consent, approval, authorization, registration or qualification of or with any governmental authority of the United States of America or the State of New York that in our experience is normally applicable to general business entities with respect to such commencement, consummation, or performance (but we express no opinion relating to the United States federal securities laws or any state securities or Blue Sky laws except as set forth in numbered paragraphs 6 and 7 below), (b) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any of the agreements of, or other instruments binding upon, the Issuer or any Guarantor filed as exhibits to the documents incorporated by reference in the Offer to Purchase, the Dealer Manager Agreement or the Indenture, or any of the Certificates of Incorporation or By-Laws of the Company, the Malaysia Sub, the Czech Sub, the China Sub or the Puerto Rico Sub or the Certificate of Limited Liability Company or Limited Liability Company Agreement of SCI LLC or SCGID LLC or (c) result in a violation of any United States federal or New York State law or published rule or regulation that in our experience is normally applicable to general business entities with respect to such commencement, consummation, or performance (but we express no opinion relating to the United States federal securities laws or any state securities or Blue Sky laws except as set forth in numbered paragraphs 6 and 7 below).

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Exhibit B

f. The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the commencement and consummation by the Company of the Tender Offer and Consent Solicitation in the manner contemplated by the Offer to Purchase will not require registration of the Company as an “investment company” under the Investment Company Act.

g. Assuming that the Offer to Purchase, including the documents incorporated by reference therein, does not make any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein in the light of the circumstances under which they are made, not misleading, the commencement and consummation by the Company of the Tender Offer and Consent Solicitation in the manner contemplated by the Offer to Purchase and the performance by the Company of the obligations contemplated by the Offer to Purchase and the Dealer Manager Agreement comply in all material respects with the applicable requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), the U.S. Trust Indenture Act of 1939, as amended, or published rules and regulations thereunder (including, but not limited to, Section 14 of the Exchange Act and Rules 14e-1 and 14e-2 thereunder).

h. No registration of the Notes under the U.S. Securities Act of 1933, as amended, is required for the commencement and consummation of the Consent Solicitation pursuant to and in the manner contemplated by the Offer to Purchase and the Dealer Manager Agreement.

In addition, we confirm to you that, based solely on inquiry of the General Counsel of the Company and of lawyers currently with this firm who have been actively involved in the Company’s preparation of the Offer to Purchase, we know of no (i) legal or governmental proceedings to which the Company or its subsidiaries is a party that are currently pending before any adjudicative tribunal or that have been threatened by a written communication manifesting an intention to initiate such proceedings received by the management of the Company or by us that are required to be disclosed in the Offer to Purchase and that are not so disclosed or (ii) stop order, restraining order, injunction or denial of an application for approval having been issued, and no proceedings, litigation or investigations for those purposes having been instituted or threatened, by the U.S. Securities and Exchange Commission (the “Commission”) or any other governmental authority of the United States of America or the State of New York with respect to the commencement and consummation of the Tender Offer and Consent Solicitation, or the execution, delivery and performance of the Dealer Manager Agreement.

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